FOR IMMEDIATE RELEASE Arcutis Appoints L. Todd Edwards as Chief Commercial Officer • Industry veteran with deep commercial experience in dermatology and immunology • Ayisha Jeter appointed Senior Vice President, Marketing and Market Access WESTLAKE VILLAGE, Calif., Sep. 27, 2023 – Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), an early commercial-stage biopharmaceutical company focused on developing meaningful innovations in immuno-dermatology, today announced the appointment of Todd Edwards as Chief Commercial Officer (CCO), effective immediately. Mr. Edwards brings to Arcutis over 25 years of sales, market access, marketing, and general management experience from leading companies in dermatology and immunology, including Inctye, UCB, and AbbVie. “We are truly delighted that Todd is joining Arcutis to take over the leadership of our commercial organization,” said Frank Watanabe, President and CEO of Arcutis. “Over many years, he has developed a deep understanding of what is needed to be commercially successful in dermatology, and his proven track record of successfully commercializing both topical and systemic therapies will be critical in light of our ongoing launch of ZORYVE cream in plaque psoriasis. In addition, we are excited about the impact he will have for topical roflumilast and the expected FDA approvals in other serious skin conditions including seborrheic dermatitis and atopic dermatitis. “I am excited to join the Arcutis team and contribute to their efforts in developing and bringing meaningful innovations in immuno-dermatology to market while ensuring responsible pricing and broad accessibility to the individuals who need them,” said Mr. Edwards. “I look forward to working with the Commercial team to accelerate the momentum behind the launch of ZORYVE in plaque psoriasis, and preparing for potential future indications, while advancing Arcutis’ unique company culture focused on challenging the existing standard of care to address unmet needs in the treatment of immune-mediated skin diseases.”

Mr. Edwards joins Arcutis from Incyte, where he was group vice president and business unit head for their immunology business, and led the successful launch and commercialization of their topical JAK inhibitor for atopic dermatitis. Previously, Mr. Edwards was head of US immunology and later head of global immunology operations and strategy for UCB, where he was instrumental in leading commercialization of their dermatology, rheumatology, and gastroenterology portfolios. Prior to that, he held senior roles at AbbVie and TAP Pharmaceuticals. Over the past 25 years, Mr. Edwards has held a wide range of commercial positions of increasing responsibility, spanning sales and sales management, access and reimbursement, marketing, and general management. He is also a decorated veteran of the US Army. The Company also announced that Ayisha Jeter, Vice President of Market Access, and interim CCO prior to this announcement, has been promoted to Senior Vice President, Marketing and Market Access, and will assume leadership of all marketing and market access at the Company, reporting directly to Mr. Edwards. In her new role, Ms. Jeter will be a member of the Company’s executive leadership team. “I want to thank Ayisha for the fabulous job she has done as our interim CCO over the last several months as we conducted our search for a permanent CCO,” said Mr. Watanabe. “She brought great leadership and professionalism to the position, and helped us to smoothly navigate the transition of commercial management. This promotion is recognition of her outstanding commercial acumen and leadership.” About ZORYVE® ZORYVE (roflumilast) cream 0.3% is indicated for topical treatment of plaque psoriasis, including intertriginous areas, in patients 12 years of age and older. IMPORTANT SAFETY INFORMATION The use of ZORYVE is contraindicated in patients with moderate to severe liver impairment (Child-Pugh B or C). The most common adverse reactions (≥1%) include diarrhea (3.1%), headache (2.4%), insomnia (1.4%), nausea (1.2%), application site pain (1.0%), upper respiratory tract infection (1.0%), and urinary tract infection (1.0%).

Please see full Prescribing Information. About Arcutis Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) is an early commercial-stage medical dermatology company that champions meaningful innovation to address the urgent needs of individuals living with immune-mediated dermatological diseases and conditions. With a commitment to solving the most persistent patient challenges in dermatology, Arcutis has a growing portfolio that harnesses our unique dermatology development platform coupled with our dermatology expertise to build differentiated therapies against biologically validated targets. Arcutis’ dermatology development platform includes a robust pipeline with multiple clinical programs for a range of inflammatory dermatological conditions including scalp and body psoriasis, atopic dermatitis, seborrheic dermatitis, and alopecia areata. For more information, visit www.arcutis.com or follow Arcutis on LinkedIn, Facebook, and X. Forward-Looking Statements Arcutis cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the potential for ZORYVE to simplify disease management for care of plaque psoriasis as well as the commercial launch of ZORYVE in plaque psoriasis, and the potential FDA regulatory approvals for topical roflumilast in seborrheic dermatitis, atopic dermatitis and scalp and body psoriasis. These statements are subject to substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that may cause our actual results to differ include risks inherent in our business, reimbursement and access to our products, the impact of competition and other important factors discussed in the "Risk Factors" section of our Form 10-K filed with U.S. Securities and Exchange Commission (SEC) on February 28, 2023, as well as any subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts: Media Amanda Sheldon, Head of Corporate Communications asheldon@arcutis.com Investors Eric McIntyre, Head of Investor Relations emcintyre@arcutis.com